UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 4, 2008
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement
     On April 14, 2006, Equity LifeStyle Properties, Inc. (the “Company”) entered into an Amended and Restated Lease Agreement with a subsidiary of Privileged Access, LP (the “Lessee”) for 59 membership resort properties known as the Thousand Trails properties. The Amended and Restated Lease Agreement provided for the following significant terms (i) annual fixed rent to approximately $17.5 million (subject to annual CPI escalations beginning on January 1, 2007); (ii) fifty percent of Lessee’s gross revenues from membership contract annual dues in any calendar year in excess of $45 million would be paid to us as additional rent beginning on January 1, 2007; (iii) the right to renegotiate rent under the lease once every five (5) years during its terms, and (iv) certain covenants modified to permit Lessee to sell its wholly owned subsidiary, Resort Parks International, Inc. and distribute a portion to the Lessee’s owner.
     As described in further detail below, on January 4, 2008 we (i) entered into a Second Amended and Restated Lease Agreement for the Thousand Trails properties, and (ii) amended the option, to acquire Lessee in the future, subject to certain terms and conditions.
Second Amended and Restated Lease
     The Amended and Restated Lease has been amended and restated (the “Second Amended and Restated Lease”) effective as of January 1, 2008. The Second Amended and Restated Lease provides for various amendments to the agreement’s terms, the most significant of which are as follows: (i) an increase in the annual fixed rent to approximately $22.2 million (subject to annual CPI escalations beginning on January 1, 2009); (ii) removal of the percentage rent clause; (iii) the right to renegotiate rent under the lease once every year during its terms, (iv) Lessee received a $1 million inducement payment and a $5 million capital expenditure fund has been established, subject to certain funding conditions, for agreeing to amend the Lease, (v) Lessee may make a one-time $4 million distribution (or loan at the option of Lessee) to the Lessee’s owner at the time the lease is effective, (vi) Lessee may make a one-time $2 million distribution (or loan at the option of Lessee) to the Lessee’s owner on the third anniversary of the effective date of lease amendment, and (vii) certain provisions, allowing for a one-time cash distribution to Lessee’s owner upon the occurrence of certain significant Lessee corporate events were removed. Except for the foregoing modifications, the Second Amended and Restated Lease continues on substantially similar terms to those in effect under the Amended and Restated Lease.
     The Lessee has a $10 million loan from a bank collateralized by certain contract receivables. The Company’s guarantee with respect to $2.5 million of that loan has been extinguished. The Company has agreed to subordinate its lease payment under the Second Amended and Restated Lease to the bank’s loan.
Amended and Restated Option to Purchase Lessee
     On April 14, 2006, we were granted an option, exercisable in our sole discretion, to purchase the Lessee for its fair market value at the time of the purchase (the “Original Option”). The Original Option stated that it would become exercisable commencing on April 14, 2009 provided that certain significant conditions are satisfied. The Original Option was amended (the “Amended and Restated Option”) with an effective date of January 1, 2008 to include all subsidiaries of Privileged Access, including the Lessee. Additionally, the

Amended and Restated Option consented to an option (“PA Option”) whereby the Chairman of the PA Board could acquire the subsidiaries of Privileged Access, at his sole option, on or before December 31, 2011. The PA Option will terminate if the Company exercises its option.
     The foregoing descriptions of the Second Amended and Restated Lease and the Amended and Restated Option are summaries, and do not purport to be complete and are qualified in their entirety by reference to the Second Amended and Restated Lease and the Amended and Restated Option, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.
Item 2.02     Results of Operations and Financial Condition
     On January 7, 2008, the Company issued a press release with respect to certain matters described herein, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1. This press release stated that the Company anticipates this announcement will have no impact on the 2008 Funds From Operations guidance previously provided.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 4, 2008, the Company entered into an employment agreement effective as of January 1, 2008 (the “Agreement”) with Mr. Joe B. McAdams appointing Mr. McAdams as President of the Company. In connection with such appointment, Thomas P. Heneghan will no longer serve as the Company’s President; however, he will retain his position as Chief Executive Officer of the Company. There will be no change in Mr. Heneghan’s compensation as a result of his change in title.
     Mr. McAdams has been the owner of and Chairman of the Board, President and Chief Executive Officer of Privileged Access, LP, an RV and vacation membership business that currently leases approximately 24,100 sites at 81 of the Company’s properties, since October 2005. Simultaneous with his appointment as President of the Company, Mr. McAdams is resigning as Chairman of the Board, President and Chief Executive Officer of Privileged Access, LP, but will remain on the Board of Directors of Privileged Access, LP and retain 100% ownership of Privileged Access, LP. Mr. McAdams was a director of the Company from January 2004 to October 2005. Mr. McAdams was a director of Affinity Group, Inc., a leading provider of products and services to the recreational vehicle market, from August 1995 to October 2005; Liberty Publishing Company, a publisher of approximately 100 daily newspapers as well as 200 alternate publications, from May 2004 to June 2005; and Vestcom, Inc., a leading provider of business and marketing communications from February 2005 to April 2007.
     The Agreement provides for an initial term of three years, but such Agreement may be terminated at any time. The Agreement provides for a minimum annual base salary of $300,000. Mr. McAdams is also eligible to receive an annual non-equity incentive compensation payment (“Bonus”) in an amount up to three times his base salary. Such Bonus payment is based on certain performance benchmarks established by the Company’s

Compensation, Nominating and Corporate Governance Committee at the beginning of each year. Under the Agreement, Mr. McAdams will also participate in a severance plan, which allows for payment of a portion of his base salary and Bonus and a continuation of all health insurance benefits for a period of up to 24 months following termination. Mr. McAdams is also subject to a non-compete clause and shall have no authority, on behalf of the Company and its affiliates, to enter into any agreement with any entity controlling, controlled by or affiliated with Privileged Access, LP. The Company recognizes that Mr. McAdams may have a conflict of interest with respect to his ownership of Privileged Access, LP and his role in the Company. To mitigate this potential conflict, Mr. McAdams will not be involved in the monitoring of the current contracts, or negotiation of future contracts with Privileged Access, LP on behalf of the Company.
     On January 4, 2008, Mr. McAdams received a grant of 30,000 shares of the Company’s restricted common stock pursuant to the Company’s 1992 Stock Option and Stock Award Plan, as amended and restated. Such shares are subject to a two-year vesting schedule, with one-third vesting on each of January 4, 2008, January 4, 2009, and January 4, 2010.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3.
     On January 7, 2008, the Company issued a press release with respect to certain matters described herein, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits
     (c) Exhibits

Exhibit 10.1	Second Amended and Restated Lease Agreement dated as of January 1, 2008 by and between Thousand Trails Operations Holding Company, L.P. and MHC TT Leasing Company, Inc.

Exhibit 10.2	This Amended and Restated Option Agreement dated as of January 1, 2008, is by and among Privileged Access, LP, a Delaware limited partnership, PATT Holding Company, LLC, a Delaware limited liability company, Outdoor World Resorts, LLC, a Delaware limited liability company, PA-Trails Plus, LLC, a Delaware limited liability company, and Mid-Atlantic Resorts, LLC, a Delaware and MHC T1000 Trust, a Maryland real estate investment trust.

Exhibit 10.3	Employment Agreement dated as of January 1, 2008 by and between Joe McAdams and Equity LifeStyle Properties, Inc.

Exhibit 99.1	Press Release dated as of January 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: January 7, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 10.1	Second Amended and Restated Lease Agreement dated as of January 1, 2008 by and between Thousand Trails Operations Holding Company, L.P. and MHC TT Leasing Company, Inc.

Exhibit 10.2	This Amended and Restated Option Agreement dated as of January 1, 2008, is by and among Privileged Access, LP, a Delaware limited partnership, PATT Holding Company, LLC, a Delaware limited liability company, Outdoor World Resorts, LLC, a Delaware limited liability company, PA-Trails Plus, LLC, a Delaware limited liability company, and Mid-Atlantic Resorts, LLC, a Delaware and MHC T1000 Trust, a Maryland real estate investment trust.

Exhibit 10.3	Employment Agreement dated as of January 1, 2008 by and between Joe McAdams and Equity LifeStyle Properties, Inc.

Exhibit 99.1	Press Release dated as of January 7, 2008